EXHIBIT 99.1

International Aluminum Corporation Announces
Results For The Third Quarter and Declares Dividend

MONTEREY PARK, Calif., May 12, 2005:  International Aluminum Corporation (NYSE: IAL) today announced results for the quarter and nine months ended March 31, 2005 as follows:

	Quarter Ended March 31
	2005	2004
Net sales	$62,088,000	$50,064,000

Net income	$2,731,000	$855,000

Basic and diluted EPS	$.64	$.20

	Nine Months Ended March 31
	2005	2004
Net sales	$184,574,000	$153,718,000

Income from continuing operations	$8,556,000	$3,955,000
Income from discontinued operations	—	129,000
Net income	$8,556,000	$4,084,000

Basic and diluted EPS:
Continuing operations	$2.01	$.93
Discontinued operations	—	.03
Total	$2.01	$.96

During the quarter and nine months ended March 31, 2005, the Company incurred $310,000 and $520,000, respectively, of pretax expenses related to complying with the internal control requirements of the Sarbanes-Oxley legislation.

The Company also reported that its Board of Directors has declared a regular quarterly cash dividend of $.30 per share payable July 11, 2005 to shareholders of record as of June 20, 2005.

Contact:

David C. Treinen, President (323) 264-1670

Mitchell K. Fogelman, Senior Vice President-Finance (323) 264-1670